SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MannKind Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend MannKind Corporation’s definitive proxy statement for its 2012 annual meeting of stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 6, 2012, in order to correct the statement on page 16 under “Proposal 2 – Approval of Increase in Number of Authorized Shares of Common Stock” regarding the request for stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares, as intended and disclosed elsewhere in the definitive proxy statement. The previous disclosure incorrectly reflected an increase from 250,000,000 shares to 300,000,000 shares.

This Amendment No. 1 to Schedule 14A amends only the item of the Proxy Statement as specified above and amends that item solely to reflect the changes described above. There are no other changes to the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 17, 2012:

This Amendment No. 1, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by MannKind Corporation, and the 2011 Annual Report to Stockholders

are available at http://www.proxypush.com/mnkd.